Exhibit 99.1

Contacts: (Media) Elise Eberwein
480/693-5574

(Investors) Derek Kerr
480/693-5710

FOR IMMEDIATE RELEASE: Wednesday, July 21, 2004

AMERICA WEST REPORTS SECOND QUARTER RESULTS
Airline Posts Fifth Consecutive Quarterly Profit

Highlights include:

     Profitable Quarter

•	Net profit for the second quarter 2004 was $5.7 million or $0.11 per diluted share versus a net profit of $79.7 million or $2.02 per diluted share for the Company’s second quarter 2003. Excluding special items, the airline’s second quarter 2003 net income was $12.9 million or $0.33 per diluted share.

     Revenue Growth

•	Operating revenues for the second quarter 2004 increased 5.1 percent to $605.1 million. Passenger revenue per available seat mile (RASM) fell 2.3 percent due to higher aircraft utilization, a longer average stage length and an increase in industry capacity.

     Declining Unit Costs

•	Operating cost per available seat mile (CASM) during the second quarter 2004 decreased 3.6 percent to 7.72 cents from 8.01 cents for the same period last year despite a 41.4 percent increase in average fuel price. Excluding fuel and special items, CASM decreased 8.2 percent to 6.02 cents during second quarter 2004 from 6.56 cents for the same period last year.

     Record Cash Balance

•	Cash and investments totaled $589.6 million on June 30, 2004, of which $478.1 million was unrestricted. This is the highest second quarter total ending cash balance in the Company’s history.

PHOENIX—America West Holdings Corporation (NYSE:AWA), parent company of America West Airlines, Inc., today reported second quarter 2004 net income of $5.7 million or $0.11 per diluted share. This compares to a net profit of $79.7 million or $2.02 per diluted share for the same period last year. The Company’s second quarter 2003 profit included an $81.3 million security fee reimbursement and $14.5 million of special charges. Excluding those special items, the airline’s second quarter 2003 profit was $12.9 million or $0.33 per diluted share. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.

Chairman and CEO Doug Parker stated, “We are very pleased to report our fifth consecutive profitable quarter, and our results are a testament to our remarkable 13,000 employees. To operate profitably in an environment burdened with excess capacity, extraordinarily high fuel prices and extremely aggressive competition demonstrates America West’s resolve, commitment and ability to deliver low fares and full service to an increasing number of customers.”

Revenue and Cost Performance

The airline’s operating revenues increased 5.1 percent to $605.1 million during its second quarter 2004 compared to the same period last year. Revenue passenger miles (RPMs) during the second quarter increased 7.5 percent to a record 5.9 billion on 8.3 percent more capacity, as measured by available seat miles (ASMs). This resulted in a second quarter 2004 load factor of 78.3 percent versus the second quarter 2003 load factor of 78.9 percent. The airline’s average daily aircraft utilization increased 8.9 percent to 11.0 hours from 10.1 hours during the same period last year. The airline’s increased utilization, combined with a 6.7 percent increase in average stage length and an increase in industry capacity, contributed to a slight decrease in passenger revenue per available seat mile (RASM) during the second quarter 2004 of 2.3 percent to 7.54 cents.

The airline’s operating expenses during its second quarter 2004 increased 4.4 percent compared to the prior year, led by a 48.5 percent increase in total fuel expenses. Operating costs per available seat mile (CASM) during the second quarter 2004 decreased 3.6 percent to 7.72 cents. On average, the airline paid $1.16 per gallon for fuel during the second quarter 2004, an increase of 41.4 percent over the per gallon price paid in the same period last year. The airline hedged approximately 35 percent of its fuel during its second quarter 2004, which resulted in a reduction in total fuel expense of $4.5 million. Excluding fuel and special items, CASM decreased 8.2 percent to 6.02 cents from 6.56 cents.

Chief Financial Officer Derek Kerr said, “Our unit cost performance during the quarter improved significantly due to the increased utilization flying and longer average stage length, combined with increased productivity. We produced 8.3 percent more ASMs than last year with only a 3.9 percent increase in full-time equivalent employees. With fuel costs remaining a significant concern for the industry, we have increased our hedge positions throughout the second quarter. For the remainder of 2004, we have 50 percent of our fuel hedged for the third quarter and 46 percent for the fourth quarter with collars ranging from $0.94 to $1.15 per gallon.”

Liquidity

As of June 30, 2004, the Company had $589.6 million in cash and investments, of which $478.1 million was unrestricted. This is the highest second quarter total ending cash balance in the Company’s history.

Summary

Parker continued, “As the nation’s second largest low-cost carrier currently, we believe we are well positioned for future success. Our industry continues to struggle with high fuel prices and excess capacity but our fifth consecutive quarter of profitability validates our strategy and we plan to continue to capitalize on our strengths, which include the ability to provide an excellent product at low fares.

“During the second quarter, we agreed on a term sheet for 22 additional Airbus aircraft, which enables us to meet our 2005 and 2006 growth goals. Our planned expansion, when combined with our ongoing work towards strengthening our balance sheet, promoting our low-cost/full-

service product and building a great team, are the right steps towards a long-term, successful future.”

Additional Marketing/Business Developments

•	Added four additional nonstop transcontinental flights between Los Angeles and Washington/Dulles, New York and Boston.

•	Received recognition at the 16th Annual Freddie Awards, which designated the airline’s frequent flyer program, FlightFund, as Best Elite Program for the second year in a row.

•	Introduced HPagentlink.com to travel agents desiring quick and convenient access to all America West fares while allowing agents to keep their booking data private.

•	Inaugurated service to three new markets: Anchorage, Ala.; Kalispell, Mont.; and Page, Ariz.

•	Began operating more point-to-point service from Las Vegas and Los Angeles, including new service between Los Angeles and several international destinations in Mexico and Canada.

•	Introduced ticketless travel with code-share partner Hawaiian Airlines that provides e-ticketing on Hawaiian to more than 60 destinations on America West, including four destinations in Canada and eight in Mexico.

•	Awarded a record 90 college scholarships through the airline’s Education Foundation to dependents of America West employees.

Analyst Conference Call/Webcast Details

     America West will conduct a live audio webcast of its earnings call today at 12:30 p.m. EDT, which will be available to the public on a listen-only basis at www.americawest.com under the Public/Investor Relations tab. An archive of the call/webcast will be available in the Public/Investor Relations portion of the airline’s Web site through Aug. 4, 2004.

     America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-cost carrier with 13,000 employees serving 55,000 customers a day in 96 destinations in the U.S., Canada, Mexico and Costa Rica.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. The forward looking statements include the statements regarding our outlook, future goals, estimates regarding our transcontinental flights and expected 2004 financial performance. The risks and uncertainties relating to forward looking statements include, but are not limited to, the duration and extent of the current soft economic conditions; the impact of global instability, including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of Sept. 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; limitations on our ability to obtain additional financing due to high levels of debt and the financial and other covenants in our debt instruments; changes in federal and state laws and regulations; changes in prevailing interest rates and the availability of and terms of financing to fund our business; the ability to attract and retain qualified personnel; the cyclical nature of the airline industry; competitive practices in the industry; the impact of changes in fuel prices; relations with unionized employees generally and the impact and outcome of the labor negotiations and other factors described from time to time in the company’s publicly available SEC reports. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Financial Tables to Follow

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	6 Months Ended	6 Months Ended	Percent
	June 30, 2004	June 30, 2003	Change	June 30, 2004	June 30, 2003	Change
Operating revenues:
Passenger	$569,166	$538,358	5.7	$1,106,499	$1,038,932	6.5
Cargo	6,817	7,844	(13.1)	13,720	14,900	(7.9)
Other	29,091	29,569	(1.6)	61,399	45,172	35.9

Total operating revenues	605,074	575,771	5.1	1,181,618	1,099,004	7.5

Operating expenses:
Salaries and related costs	161,977	156,623	3.4	328,252	319,717	2.7
Aircraft rental	75,346	72,291	4.2	150,531	147,445	2.1
Rentals and landing fees	42,011	37,505	12.0	83,252	77,265	7.7
Aircraft fuel	128,459	86,530	48.5	239,528	179,886	33.2
Agency commissions	6,253	9,332	(33.0)	13,003	18,156	(28.4)
Aircraft maintenance materials and repairs	52,350	58,510	(10.5)	102,404	122,718	(16.6)
Depreciation and amortization	12,587	17,328	(27.4)	26,378	34,991	(24.6)
Special charges, net	—	14,472	(100.0)	(600)	14,370	—
Other	105,243	106,875	(1.5)	200,194	214,291	(6.6)

Total operating expenses	584,226	559,466	4.4	1,142,942	1,128,839	1.2

Operating income (loss)	20,848	16,305	27.9	38,676	(29,835)	—

Nonoperating income (expenses):
Interest income	1,779	1,158	53.6	3,297	2,565	28.5
Interest expense, net	(19,237)	(19,515)	(1.4)	(38,989)	(38,020)	2.5
Federal Government Assistance	—	81,255	(100.0)	—	81,255	(100.0)
Gain (Loss) on disposition of property and equipment	1,437	(504)	—	2,079	(382)	—
Other, net	867	985	(12.0)	1,807	2,083	(13.3)

Total nonoperating income/(expenses), net	(15,154)	63,379	—	(31,806)	47,501	—

Income before income tax expense	5,694	79,684	(92.9)	6,870	17,666	(61.1)

Income tax expense	—	—	—	—	—	—

Net income	$5,694	$79,684	(92.9)	$6,870	$17,666	(61.1)

Income per share:
Basic	$0.16	$2.36	(93.2)	$0.19	$0.52	(63.5)

Diluted	$0.11	$2.02	(94.6)	$0.13	$0.48	(72.9)

Shares used for computation:
Basic:	36,005	33,719	6.8	35,928	33,716	6.6

Diluted:	52,020	39,497	31.7	52,070	36,605	42.2

America West Airlines, Inc.
Condensed Statements of Operations
(in thousands)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	6 Months Ended	6 Months Ended	Percent
	June 30, 2004	June 30, 2003	Change	June 30, 2004	June 30, 2003	Change
Operating revenues:
Passenger	$569,166	$538,358	5.7	$1,106,499	$1,038,932	6.5
Cargo	6,817	7,844	(13.1)	13,720	14,900	(7.9)
Other	28,921	29,399	(1.6)	61,059	44,832	36.2

Total operating revenues	604,904	575,601	5.1	1,181,278	1,098,664	7.5

Operating expenses:
Salaries and related costs	161,617	156,051	3.6	327,546	318,508	2.8
Aircraft rental	75,346	72,291	4.2	150,531	147,445	2.1
Rentals and landing fees	42,011	37,505	12.0	83,252	77,265	7.7
Aircraft fuel	128,459	86,530	48.5	239,528	179,886	33.2
Agency commissions	6,253	9,332	(33.0)	13,003	18,156	(28.4)
Aircraft maintenance materials and repairs	52,350	58,510	(10.5)	102,404	122,718	(16.6)
Depreciation and amortization	12,587	17,328	(27.4)	26,378	34,991	(24.6)
Special charges, net	—	14,472	(100.0)	(600)	14,370	—
Other	104,497	106,267	(1.7)	198,828	213,130	(6.7)

Total operating expenses	583,120	558,286	4.4	1,140,870	1,126,469	1.3

Operating income (loss)	21,784	17,315	25.8	40,408	(27,805)	—

Nonoperating income (expenses):
Interest income	3,418	2,909	17.5	6,619	6,031	9.7
Interest expense, net	(20,948)	(21,288)	(1.6)	(42,410)	(41,529)	2.1
Federal Government Assistance	—	81,255	(100.0)	—	81,255	(100.0)
Gain (Loss) on disposition of property and equipment	1,437	(504)	—	2,079	(382)	—
Other, net	867	985	(12.0)	1,807	2,083	(13.3)

Total nonoperating income (expenses), net	(15,226)	63,357	—	(31,905)	47,458	—

Income before income tax expense	6,558	80,672	(91.9)	8,503	19,653	(56.7)
Income tax expense	—	—	—	—	—	—

Net income	$6,558	$80,672	(91.9)	$8,503	$19,653	(56.7)

America West Airlines, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		6 Months Ended	6 Months Ended	Percent
	June 30, 2004	June 30, 2003	Change		June 30, 2004	June 30, 2003	Change
Operating Statistics:
Number of aircraft at end of period	140	140	—		140	140	—
Available seat miles/ASMs (in millions)	7,552	6,974	8.3		14,904	13,826	7.8
Block hours	139,202	129,576	7.4		275,880	259,680	6.2
Average stage length (miles)	1,058	992	6.7		1,047	989	5.9
Average daily aircraft utilization (hours)	11.0	10.1	8.9		10.9	10.1	7.9
Revenue passenger miles/RPMs (in millions)	5,915	5,502	7.5		11,222	10,374	8.2
Load factor (%)	78.3	78.9	(0.6	)pts	75.3	75.0	0.3	pts
Passenger enplanements (000)	5,343	5,185	3.0		10,241	9,840	4.1
Passenger yield (cents)	9.62	9.79	(1.7)		9.86	10.01	(1.5)
Passenger revenue per ASM (cents)	7.54	7.72	(2.3)		7.42	7.51	(1.2)
Operating revenue per ASM (cents)	8.01	8.25	(2.9)		7.93	7.95	(0.3)
Operating cost per ASM (cents)	7.72	8.01	(3.6)		7.65	8.15	(6.1)
Operating cost per ASM excluding special items (cents)	7.72	7.80	(1.0)		7.65	8.05	(5.0)
Operating cost per ASM excluding fuel (cents)	6.02	6.77	(11.1)		6.04	6.85	(11.8)
Operating cost per ASM excluding special items and fuel (cents)	6.02	6.56	(8.2)		6.04	6.75	(10.5)
Average fuel cost per gallon (cents)	115.6	81.7	41.4		109.1	85.8	27.2
Fuel gallons consumed (in millions)	113.9	105.9	7.6		222.4	209.7	6.1
Average number of full-time equivalent employees	11,936	11,492	3.9		11,881	11,898	(0.1)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The Company believes that the presentation of certain non-GAAP financial measures such as net income and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel is useful to investors because it provides the ability to monitor the airline’s cost performance absence fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.

Reconciliation of Net Income Excluding Special Items

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(in millions except per share amounts)
Net income as reported	$5.7	$79.7	$6.9	$17.7
Special Items:
Gain on airframe exchange (1)	—	—	—	(4.4)
Special charges (2)	—	14.5	—	15.5
Revision of estimated special charges (3)	—	—	(0.6)	(1.1)
Federal government assistance (4)	—	(81.3)	—	(81.3)

Net income (loss), as adjusted for special items	$5.7	$12.9	$6.3	$(53.6)

Basic income per share
Net income as reported	$0.16	$2.36	$0.19	$0.52
Special Items:
Gain on airframe exchange	—	—	—	—
Special charges	—	0.43	—	—
Revision of estimated special charges	—	—	(0.02)	—
Federal government assistance	—	(2.41)	—	—

Net income excluding special items	$0.16	$0.38	$0.17	$0.52

Diluted income per share
Net income as reported	$0.11	$2.02	$0.13	$0.48
Special Items:
Gain on airframe exchange	—	—	—	—
Special charges	—	0.37	—	—
Revision of estimated special charges	—	—	(0.01)	—
Federal government assistance	—	(2.06)	—	—

Net income excluding special items	$0.11	$0.33	$0.12	$0.48

Basic shares	36,005	33,719	35,928	33,716
Diluted shares	52,020	39,497	52,070	36,605

Notes:

(1)	The 2003 period includes a $4.4 million gain related to the purchase and subsequent exchange of an A320 airframe.

(2)	The second quarter of 2003 includes $10.6 million of special charges related to the elimination of AWA’s hub operations in Columbus, Ohio; $2.6 million for the impairment loss of three owned Boeing 737-200 aircraft that have been grounded; and $2.3 million related to reductions-in-force in April. An additional $1.0 million was recorded during the first quarter of 2003.

(3)	The 2004 period includes a credit of $0.6 million related to the revision of the estimated costs associated with the sale and leaseback of certain aircraft recorded in the first quarter. The 2003 period includes a credit of $1.1 million due to a revision of the estimated costs related to the early termination of certain aircraft leases.

(4)	The 2003 period includes the receipt of $81.3 million representing the Company’s proportional share of passenger security and air carrier fees paid or collected as of April 2003.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(in millions)
Operating Expenses	$583.1	$558.3	$1,140.9	$1,126.5
Special Items:
Gain on airframe exchange	—	—	—	4.4
Special charges	—	(14.5)	—	(15.5)
Revision of estimated special charges	—	—	0.6	1.1

Operating Expenses, excluding special items	583.1	543.8	1,141.5	1,116.5
Fuel expense	(128.4)	(86.5)	(239.5)	(179.9)

Operating expenses, excluding special items and fuel expense	$454.7	$457.3	$902.0	$936.6

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(in cents)
Operating cost per ASM	$7.72	$8.01	$7.65	$8.15
Special Items:
Gain on airframe exchange	—	—	—	0.03
Special charges	—	(0.21)	—	(0.11)
Revision of estimated special charges	—	—	—	0.01

Operating cost per ASM, excluding special items	7.72	7.80	7.65	8.08
Fuel expense	(1.70)	(1.24)	(1.61)	(1.30)

Operating cost per ASM, excluding special items and fuel expense	$6.02	$6.56	$6.04	$6.78

America West Holdings Corporation
Condensed Consolidated Balance Sheets
(in thousands of dollars)
(unaudited)

	June 30, 2004	December 31, 2003
Assets
Current assets
Cash equivalents and short-term investments	$423,102	$475,972
Restricted cash	42,900	42,900
Other current assets, net	327,717	265,178

Total current assets	793,719	784,050

Property and equipment, net	623,654	607,712
Other assets
Investments in debt securities	55,000	40,740
Restricted cash	68,606	69,876
Other assets	116,840	124,534

Total assets	$1,657,819	$1,626,912

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$117,499	$107,341
Other liabilities	594,327	541,942

Total current liabilities	711,826	649,283

Long-term debt, less current maturities	652,811	697,432
Deferred credits and other noncurrent liabilities	146,142	141,681
Stockholders’ equity	147,040	138,516

Total liabilities and stockholders’ equity	$1,657,819	$1,626,912

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